UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

AVALON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50081	88-0195105
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada         V6E 4R8

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (604) 664-0499

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As described in Items 4.01(a) and (b) below, Avalon Energy Corporation  (the "Company" or "Registrant"), has dismissed Dale Matheson Carr-Hilton LabBonte LLP, Chartered Accountants ("DMCL") as the Company’s independent registered public accounting firm and engaged L.L. Bradford & Company, Certified Public Accountants & Consultants, LLC ("LLB") as its new independent registered public accounting firm. As described in the third paragraph of Item 4.01(a)(iii) below, the change in independent registered public accounting firms is not the result of any disagreement with DMCL.

Item 4.01 (a) Previous Independent Accountants

(i)	On December 5, 2006, the Company dismissed DMCL as its independent registered public accounting firm. The Company’s Board of Directors approved the decision to change independent accountants.
(ii)

The report of DMCL on the consolidated financial statements as of and for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern. The report of DMCL on the consolidated financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and was not qualified, but was modified as to uncertainty due to substantial doubt regarding the Company’s ability to continue as a going concern.

(iii)

In connection with their audits for the years ended December 31, 2004 and December 31, 2005 and through the subsequent interim periods preceding the change there have been no disagreements with DMCL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DMCL would have caused them to make reference thereto in their reports on financial statements for such years.

(iv)

The Company has requested DMCL to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 8,  2006, is filed as Exhibit 16.1 to this Form 8-K.

Item 4.01 (b) New Independent Accountants

On December 5, 2006, the Company engaged LLB as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with, and including, the quarter ended December 31, 2006. The Company’s Board of Directors made the decision to engage LLB and that decision was approved and adopted.  The Company has not consulted with LLB during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principle to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that LLB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

In deciding to select LLB, the Company’s Board of Directors considered LLB’s experience and expertise related to public companies as well as reviewed auditor independence issues and existing commercial relationships with LLB. The Board of Director’s concluded that LLB has no commercial relationship that would impair its independence and had the appropriate expertise that the Company required regarding its current operations.

DMCL had been the Company’s independent registered public accounting firm since 2001. The Board of Directors and the Company thank DMCL for its service to the Company over the past 5 years. The Audit Committee and the Company believe DMCL consistently provided quality services to the Company. The Company expects to similarly receive long-term quality service from LLB.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Dale Matheson Carr-Hilton Labonte, Chartered Accountants, dated December 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalon Energy Corporation

Dated: December 8, 2006	By:	/s/ Robert Klein
Robert Klein, President